Exhibit 10.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only June 1, 2009, is made by and between Reynolds Family Trust (“Lessor”) and Genoptix, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2131 Faraday Avenue, Carlsbad, located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project)                                                                                   (“Premises”). (See also Paragraph 2)

1.3 Term: six (6) years and zero (0) months (“Original Term”) commencing June 1, 2009 (“Commencement Date”) and ending May 31, 2015 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of access to the Premises commencing upon Lease execution (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $44,203.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing July 1, 2009. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 51

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $44,203.00 for the period June 1, 2009 through June 30, 2009.

(b) Security Deposit: $51,243.39 (“Security Deposit”). (See also Paragraph 5)

(c) Association Fees: $0.00 for the period                                         .

(d) Other: $12, 687.20 for Net, Net, Net costs for June 2009

(e) Total Due Upon Execution of this Lease: $108,333.59.

1.7 Agreed Use: corporate offices, laboratory and other related lawful uses. (See also Paragraph 6)

1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ CB Richard Ellis – Roger Carlson represents Lessor exclusively (“Lessor’s Broker”);

☑ The Blackmore Co. – Allen Blackmore represents Lessee exclusively (“Lessee’s Broker”); or

☐                                          represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of             or            % of the total Base Rent) for the brokerage services rendered by the Brokers.

1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                                      (“Guarantor”). (See also Paragraph 37)

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 51 through 53 ;

☑ a plot plan depicting the Premises;

☐ a current set of the Rules and Regulations;

☑ a Work Letter;

☑ other (specify): Option to Extend, Third Addendum

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and

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upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Eariy Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general. Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, govemmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition. Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

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3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence. Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

4.3 Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee. Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

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6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from Its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other

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documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie.  1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all

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conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance earned by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance earned by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

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(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

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(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

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9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

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(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s than outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to

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Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

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13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

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19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, qualify and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

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(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

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35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

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44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures

Executed at:	San Diego, CA	Executed at:	1811 Aston Avenue, Carlsbad, CA 92007
On:	June 12, 2009	On:	June 12, 2009

By LESSOR:		By LESSEE:

Reynolds Family Trust		Genoptix, Inc.
a Delaware corporation

By:	/s/ Ron Reynolds	By:
Name Printed:	Ron Reynolds	Name Printed:	Tina S. Nova Ph.D.
Title:	Owner	Title:	President and CEO

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	6367 Alvarado Court, Suite 206	Address:	1811 Aston Avenue, Suite 200
San Diego, CA 92120		Carlsbad, CA 92008
Telephone:	(619) 286-5000	Telephone:	(760) 268-6200
Facsimile:	(619) 286-5002	Facsimile:	(760) 268-6201
Federal ID No.		Federal ID No.

BROKER:		BROKER:

CB Richard Ellis		The Blackmore Co.

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Attn:	Roger Carlson	Attn:	Allen Blackmore
Title:	Senior Vice President	Title:	President
Address:	5780 Fleet Street, Suite 300	Address:	1811 Aston Avenue, Suite 120
Carlsbad, CA 92008		Carlsbad, CA 92008
Telephone:	(760) 438-5833	Telephone:	(760) 804.9600
Facsimile	(760) 438-8577	Facsimile:	(760) 804. 9607
Federal ID No.		Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM

Date:	June 1, 2009

By and Between	(Lessor)	Reynolds Family Trust
	(Lessee)	Genoptix, Inc., a Delaware corporation

Address of Premises:	2131 Faraday Avenue, Carlsbad, CA 92008

Paragraph 51 CONDITION OF PREMISES:

The subject Premises is being delivered in “As-Is” condition. Tenant, at Tenant’s sole cost and expense, shall be responsible for any interior or exterior building improvements. Any improvements shall be performed by a licensed general contractor who shall provide proof of required insurance. Tenant shall also provide Landlord a copy of all architectural plans and city permits in advance of commencing construction.

Paragraph 52 RENTAL ABATEMENT:

Base Rent shall be abated during the following months of the initial Lease term. Tenant shall be responsible for triple net expenses during the abated months: 11,12, 23, 24, 35, 36, 47 and 48.

Paragraph 53 PROPERTY MANAGEMENT:

Tenant shall pay Landlord as part of the triple net expenses a property management fee equal to four percent (4%) of the Base Rent.

In the event of any conflict between the provisions of this Addendum and the printed provisions of the Lease, this Addendum shall control.

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OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated	June 1, 2009

By and Between (Lessor)	Reynolds Family Trust

By and Between (Lessee)	Genoptix, Inc., a Delaware corporation

Address of Premises:	2131 Faraday Avenue, Carlsbad, CA 92008

Paragraph 52

A. OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional forty-eight (48) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six (6) but not more than                  months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

☐ I. Cost of Living Adjustment(s) (COLA)
a. On (Fill in COLA Dates):

the Base Rent shall be adjusted by the change, if any, from the Base Month specified below. In the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

All Items (1982-1984 = 100), herein referred to as “CPI”.

b. The monthly rent payable in accordance with paragraph A.l.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.l.a. above during which the adjustment is to lake effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):

The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

☐	II. Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV Adjustment Date(s))

the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

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(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” - check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment

b. Upon the establishment of each New Market Rental Value:

1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and

2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.

☑	III. Fixed Rental Adjustment’s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s))	The New Base Rent shall be:
June 1, 2016	$52,780.69
June 1, 2017	$54,364.11
June 1, 2018	$55,995.04
June 1, 2019	$57,674.89

B. NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C. BROKER’S FEE:

The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213)687-8777. Fax No.: (213) 687-8616.

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DEAL/LISTING #

CB RICHARD ELLIS, INC. SALE/LEASE DISCLOSURES

Property:	2131 Faraday Avenue. Carlsbad. California

Flood Zones. According to Federal Emergency Management Agency, (Fidelity National Flood Map No 06073C0769F. dated 6/19/97), the Property ☐is / ☑is not located in an A or V flood zone and/or a dam inundation zone (Government Code Section 3589.5). Many lenders require flood insurance for properties located In flood zones, and government authorities may regulate development and construction In flood zones. Whether or not located in a flood zone, properties can be subject to flooding and moisture problems, especially properties on a slope or in low-lying areas. Buyers and tenants should have their experts confirm whether the Property is in a flood zone and otherwise investigate and evaluate these matters Flood Zone Designation: Zone     X

Earthquakes. Earthquakes occur throughout California. This Property ☐ is / ☑ is not situated in an Earthquake Fault Zone and/or a Seismic Hazard Zone (Sections 2621 et seq. and Sections 2690 et seq. of the Public Resources Code, respectively) per Publication 42 - “Fault-Rupture Hazard Zones in California” published by the California Department of Conservation, Division of Mines and Geology according to the Alquist-Priolo Earthquake Fault Zoning Act. Property development and construction in such zones generally are subject to the findings of a geologic report prepared by a state-registered geologist. Whether or not located in such a zone, all properties in California are subject to earthquake risks and may be subject to a variety of state and local earthquake-related requirements, including retrofit requirements. Among other items, all new and existing water heaters must be braced, anchored or strapped to resist falling or horizontal displacement, and in sales transactions, sellers must execute a written certification that the water heaters are so braced, anchored or strapped (Health and Safely Code Section 19211). If this is the sale of an unreinforced masonry building or a precast or reinforced masonry building with wood frame floors or roofs built before 1975, the buyer must be given a copy of The Commercial Property Owner’s Guide to Earthquake Safety (Government Code Sections 8875.6 and 8893.2). Buyers and tenants should have their experts confirm whether the Property is in any earthquake zone and otherwise investigate and evaluate these matters.

Hazardous Materials and Underground Storage Tanks. Due to prior or current uses of the Property or in the area or the construction materials used, the Property may have hazardous or undesirable metals (including lead-based paint), minerals (including asbestos), chemicals, hydrocarbons, petroleum-related compounds, or biological or radioactive/emissive items (including electrical and magnetic fields) in soils, water, building component, above or below-ground tanks/containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Asbestos has been used in items such as fireproofing, heating/cooling systems, insulation, spray-on and tile acoustical materials, floor tiles and coverings, roofing, drywall and plaster. If the Property was built before 1978 and has a residential unit, sellers/landlords must disclose all reports, surveys and other information known to them regarding lead-based paint to buyers and tenants and allow for inspections (42 United States Code Sections 4851 et seq.). Sellers/landlords are required to advise buyers/tenants if they have any reasonable cause to believe that any hazardous substance has come to be located on or beneath the Property (Health and Safety Code Section 25359.7), and sellers/landlords must disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, buyers and tenants (Health and Safety Code Sections 25915 et seq.); buyers/tenants have similar obligations. Have your experts investigate and evaluate these matters.

Americans with Disabilities Act (ADA). The Americans With Disabilities Act (42 United States Code Sections 12101 et seq.) and other federal, state and local requirements may require changes to the Property. Have your experts investigate and evaluate these matters.

Taxes. Sales, leases and other real estate transactions can have federal, slate and local tax consequences In sales transactions. Internal Revenue Code Section 1446 requires buyers to withhold and pay to the IRS 10% of the gross sales price within 10 days of the date of a sale unless the buyers can establish that the sellers are not foreigners, generally by having the sellers sign a Non-Foreign Seller Affidavit. Depending on the structure of the transaction. The tax withholding liability can exceed the net cash proceeds to be paid to the sellers at closing. California imposes an additional withholding requirement equal to 3  1/3% of the gross sales price not only on foreign sellers but also out-of-state sellers and sellers leaving the state if the sales price exceeds $100,000 Withholding generally is required if the last known address of a seller is outside California, if the proceeds are disbursed outside of California or if a financial intermediary is used. Have your experts investigate and evaluate these mattes.

Fires. California Public Resources Codes Sections 4125 et seq. require sellers of real property located within state responsibility areas to advise buyers that the property is located within such a wildland zone, that the state does not have the responsibility to provide fire protection services to any structure within such a zone and that such zones may contain substantial forest/wildland fire risks. Government Code Sections 51178 et seq. require sellers of real property located within certain fire hazard zones to disclose that the property is located in such a zone. Sellers must disclose that a property located In a wildland or fire hazard zone is subject to the fire prevention requirements of Public Resources Code Section 4291 and Government Code Section 51182, respectively. Sellers must make such disclosures if either the sellers have actual knowledge that a property is in such a zone or a map showing the property to be in such a zone has been provided to the county assessor. Properties, whether or not located in such a zone, are subject to fire/life safety risks and may be subject to state and local fire/life safety-related requirements, including retrofit requirements Have your experts investigate and evaluate these matters.

Broker Representation. CB Richard Ellis, Inc. is a national brokerage firm representing a variety of clients. Depending on the circumstances, CB Richard Ellis, Inc. may represent both the seller/landlord and the buyer/tenant in a transaction, or you may be interested in a property that may be of interest to other CB Richard Ellis, Inc. clients. If CB Richard Ellis, Inc. represents more than one party with respect to a property, CB Richard Ellis, Inc. will not disclose the confidential information of one principal to the other.

Seller/Landlord Disclosure, Delivery of Reports, Pest Control Reports and Compliance with Laws. Sellers/landlords are hereby requested to disclose directly to buyers/tenants all information known to sellers/landlords regarding the Property, including but not limited to, hazardous materials, zoning, construction, design, engineering, soils, title, survey, fire/life safety, and other matters, and to provide buyers/tenants with copies of all reports in the possession of or accessible to sellers/landlords regarding the Property. Sellers/landlords and buyers/tenants must comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders. Including, but not limited to, the 1984 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act. If a pest control report Is a condition of the purchase contract, buyers are entitled to receive a copy of the report and any certification and notice of work completed.

Property Inspections and Evaluations. Buyers/tenants should have the Property thoroughly Inspected and all parties should have the transaction thoroughly evaluated by the experts of their choice. Ask your experts what Investigations and evaluations may be appropriate as well as the risks of not performing any such investigations or evaluations. Information regarding the Property supplied by the real estate brokers has been received from third party sources and has not been independently verified by the brokers. Have your experts verify all information regarding the Property, including any linear or area measurements and the availability of all utilities. All work should be inspected and evaluated by your experts, as they deem appropriate. Any projections or estimates are for example only, are based on assumptions that may not occur and do not represent the current or future performance of the property. Real estate brokers are not experts concerning nor can they determine if any expert is qualified to provide advice on legal, tax. design. ADA, engineering, construction, zoning, building code, soils, title, survey, fire/life safety, insurance, hazardous materials, or other such matters. Such areas require special education and, generally, special licenses not possessed by real estate brokers. Consult with the experts of your choice regarding these matters.

YOUR SIGNATURE BELOW ACKNOWLEDGES DISCLOSURE OF THE ABOVE ITEMS.

OWNER/LANDLORD:	/s/ Ron Reynolds	CB RICHARD ELIS, INC.

BUYER/TENANT:		SALESPERSON:

DATE:	6/12/09	DATE:

THIRD ADDENDUM TO LEASE

This Third Addendum to Lease (this “Addendum”) dated as of June 1, 2009 is attached to and made a part of that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net dated as of June 1, 2009 (the “Base Lease”) by and between the Reynolds Family Trust, as “Lessor,” and Genoptix, Inc., a Delaware corporation, as “Lessee,” as addended by a certain Addendum dated as of June 1, 2009 (“First Addendum”), and a certain Option(s) to Extend Standard Lease Addendum dated as of June 1, 2009 (“Second Addendum,” and collectively with the Base Lease, the First Addendum and the Second Addendum, the “Lease”). To the extent of any express or implied inconsistencies between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall control. Initially capitalized terms that are used but not otherwise defined in this Addendum shall have the same meanings ascribed to them in the Lease.

A. Amendment of Lease Provisions. The following Lease provisions are hereby added, deleted and/or modified:

1.4. Early Possession. The word “access” is hereby deleted and the word “possession” is hereby re-inserted.

1.5. Rent. Paragraph 1.5 is hereby amended to change the reference from “Paragraph 51” to “Paragraph 52 of the First Addendum.”

1.6(a). Base Rent. The following language is hereby added at the end of the paragraph: “Such monthly Base Rent is calculated at the rate of $ 1.00 per rentable square foot.”

1.6(c). Association Fees. Paragraph 1.6(c) is amended to: (i) delete the reference to “$0.00” and replace it with “$9,924.00 annually”; and (ii) specify that the period to which such amount applies is June 1, 2009 through May 31, 2010.

1.6(d). Other. Paragraph 1.6(d) is amended to: (i) specify that the amount of $12,887.20 referenced therein includes payment of the Association Fees specified in Section 1.6(c); and (ii) confirm that such “Net, Net, Net” costs are composed solely of amounts due for real property taxes, premiums due on Lessor-carried policies of casualty insurance with respect to the Premises, the Association Fees specified in Paragraph 1.6(c) above and common area maintenance fees consisting of costs of common area maintenance, common area utility usage for common areas and common area landscaping (collectively, “CAM Charges”). To the extent CAM Charges are not paid directly by Lessee to the third parties imposing same, they shall be included in the definition of “Triple Net Expenses” under this Lease.

1.6(e). Total Due Upon Execution of this Lease. Paragraph 1.6(e) is hereby amended to replace “$108,333.59” with “$118,257.59”.

1.7. Agreed Use. Paragraph 1.7 is hereby amended to provide that the Agreed Use for the Premises shall be: Corporate offices, laboratory, general office, research and development and other related lawful uses.

1.9(b). Payment to Brokers. Lessee shall have no responsibility for payment of any fees to the Brokers in connection with the Lease, and Lessor hereby agrees to indemnify, defend and hold Lessee harmless from all such fees, costs and expenses.

1.10. Guarantor. Paragraph 1.10 is hereby deleted from the Lease in its entirety, and all references to “Guarantor” are hereby deleted from the Lease.

1.11. Attachments. Paragraph 1.11 is hereby amended to add “Third Addendum to Lease of even date herewith” at the end thereof.

2.1. Letting. The last two sentences of Paragraph 2.1 are hereby deleted from the Lease in their entirety.

2.2. Condition. Paragraph 2.2 is hereby amended as follows:

(a)	The first sentence is hereby amended: (i) to add the following language immediately before “on the Commencement Date”: “with all furniture and personal property removed from the Premises”; and (ii) to delete the following language: “so long as the required services contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date”.

(b)	The following language is hereby deleted from the second full sentence of Paragraph 2.2: “or if one of such systems or elements should malfunction or fail within the appropriate warranty period”.

(c)	The last two sentences of Paragraph 2.2 are hereby deleted in their entirety, and replaced with the following: “The warranty period shall be six (6) months as to the HVAC systems and the remaining systems and other elements of the Building, to the extent not altered or removed as part of the Lessee Improvements (as defined in the Work Letter (as defined below)). Lessor shall remain liable for the repair (and replacement, as applicable) of any structural defects in the roof, bearing walls and foundations of the Building during the Term at its sole cost and expense; provided however, Lessee shall be liable for the repair of any damage to the roof, bearing walls and foundations of the Building to the extent caused by Lessee’s installation of Alterations, including any Lessee Improvements as defined in, and pursuant to, the Work Letter Agreement attached as Exhibit “A” to the Third Addendum (“Work Letter”).”

2.3. Compliance.

(a)	The following language is hereby added at the end of the first sentence: “, and as of the Start Date, the exterior and the structure of the Building, the parking facility and all exterior improvements to the Premises and the Building comply with the Americans with Disabilities Act, except to the extent such non-compliance is due solely to Lessee’s contemplated use of the Premises and would not be required for any occupancy of the Premises by a tenant without regard to such tenant’s particularized use thereof”.

(b)	The fifth sentence of Paragraph 2.3 requiring notice from Lessee of noncompliance by Lessor with its warranties hereunder within 6 months of the Start Date is hereby deleted in its entirety.

(c)	The last sentence of Paragraph 2.3 is hereby amended to add the following language immediately before “(“Capital Expenditure”)”:

“and such construction, remediation, reinforcement or modification is considered a capital expenditure under generally accepted accounting principles consistently applied”

(d)	The first sentence of Subparagraph (a) of Paragraph 2.3 is hereby amended to (i) revise the reference to “6 months’ Base Rent” to “3 months’ Base Rent”; and (ii) delete all language after “Lessor has elected to pay” and replace same with “the actual cost thereof”.

(e)	Subparagraph (b) of Paragraph 2.3 is hereby amended to: (i) replace the reference to “last 2 years of this Lease” with “last year of this Lease”; and (ii) delete the following language: “or if Lessor reasonably determines that it is not economically feasible to pay its share thereof”.

2.4. Acknowledgements. Paragraph 2.4 is hereby amended to add the following: The foregoing acknowledgments shall not be deemed to relieve either Lessor or Brokers from disclosure to Lessee of any conditions, defects or deficiencies with respect to the Building or the Premise actually known to Lessor or Brokers or otherwise required to be disclosed to tenants of commercial properties under applicable law.

2.6. Lessee Base Building Compliance Contribution. A new Section 2.6 is hereby added to the Lease to provide as follows: “Notwithstanding anything to the contrary in Article 2 of this Lease, Lessee shall be responsible for the cost of repairs or upgrades to the Building major systems, including electrical and HVAC, roof, exterior walls and exterior entrances, landscaping and parking areas (collectively, the “Base Building and Project Exterior Upgrades”) necessary to remedy defects in construction of such items or to bring such items into compliance with Applicable Requirements in effect and enforced as of the Start Date to the extent such items are, or become, actually known to Lessee prior to or at the time of Lessee’s construction of the Lessee Improvements pursuant to the Work Letter. Lessee shall complete such Base Building and Project Exterior Upgrades concurrently with completion of the Lessee Improvements; provided, however, in no event shall Lessee’s responsibility for Base Building and Project Exterior Upgrades exceed the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate ( “Maximum Base Building and Project Exterior Upgrade Contribution”). The cost of Base Building and Project Exterior Upgrades in excess of Lessee’s Maximum Base Building and Project Exterior Upgrades Contribution shall be the responsibility of Lessor; provided, however, in the event Lessor does not affirmatively elect to fund the cost of such excess Base Building and Project Exterior Upgrades by written notice to Lessee delivered within ten (10) business days of Lessor’s receipt of written notice from Lessee of the need for such Base Building and Project Exterior Upgrades, Lessee may elect to fund and complete any or all of such excess Base Building and Project Exterior Upgrades itself (without any obligation to do so), with the full amount thereof taken as a credit against Rent next due until the amounts actually funded by Lessee in excess of Lessee’s Maximum Base Building and Project Exterior Upgrades Contribution for the Base Building and Project Exterior Upgrades which Lessor has elected not to fund have been offset in full, together with interest thereon at the Interest Rate for the full period of such offset.”

4.3 Association Fees. Paragraph 4.3 is hereby amended to add the following: Notwithstanding the foregoing, association fees for which Lessee is responsible for under this Lease shall have been disclosed to Lessee by Lessor prior to the Start Date and Lessor shall not agree to or suffer to come into existence any voluntary assessment with respect to the Building or Premises for which Lessee would be responsible hereunder without the prior written consent of Lessee, which consent may be withheld in Lessee’s sole discretion.

5. Security Deposit. Paragraph 5 is hereby amended to provide that, notwithstanding anything in Paragraph 5 to the contrary: (i) Lessor may only apply the Security Deposit to cure Breaches under the Lease for non-payment of Rent or to cure a Breach by Lessee in its obligations to repair the Premises upon the expiration or earlier termination of the Lease; (ii) in the event Lessor permissibly applies all or any portion of the Security Deposit to cure any Lessee Breach, such Breach shall be deemed cured upon Lessor’s application of the Security Deposit; (iii) Lessee shall have thirty (30) days from Lessor’s demand to replenish such amounts so applied; (vi) following the expiration or earlier termination of the Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor in accordance with this Lease pursuant to the provisions of California Civil Code Section 1950.7; and (v) in no event shall Lessor be entitled to increase the amount of the Security Deposit required from Lessee under the Lease.

6.1. Use. The following language is hereby added at the end of the third sentence of Paragraph 6.1: “provided, however, the presence, storage, use, sacrifice and disposal on the Premises of laboratory rodents and other animals used by Lessee in its business operations is expressly permitted.”

6.2(a). Reportable Uses. Notwithstanding anything to the contrary in Paragraph 6.2(a), Lessee shall have the right to use Hazardous Substances on the Premises in connection with the Agreed Use, provided that all Hazardous Substances shall be used, kept, stored and disposed of by Lessee in compliance with all Applicable Requirements. Lessor hereby consents to such use and no use of Hazardous Substances on the Premises in accordance with Applicable Requirements shall constitute a Reportable Use under the Lease.

6.2(c). Lessee Remediation. Paragraph 6.2(c) shall be amended to add at the end of the paragraph: “provided, however, Lessee shall have no liability for any contamination caused by the underground migration of any Hazardous Substance from adjacent properties not caused by Lessee.”

6.2(g). Lessor Termination Option. Paragraph 6.2(g) is hereby deleted in its entirety.

6.3. Lessee’s Compliance with Applicable Requirements. Paragraph 6.3 is hereby amended to delete all language after “the requirements of any insurance underwriter or rating bureau” in its entirety. The following sentence is hereby added to the end of

Paragraph 6.3: “Lessee shall provide reasonably prompt notice to Lessor of the occurrence of any significant water damage to the Premises which has a reasonable likelihood of producing mold in the Premises.”

6.4 Inspection: Compliance. Notwithstanding any provision of Paragraphs 6.4 and 32 to the contrary, (i) Lessor shall deliver not less than forty-eight (48) hours prior notice to Lessee before any entry onto the Premise, (ii) Lessor shall be accompanied by a Lessee representatives at all times, and (iii) Lessee may designate certain areas of Premise as “secure areas” for which Lessor shall not have a right of entry without compliance with reasonable requirements of Lessee with respect thereto, including the execution and delivery of confidentiality agreements and business associate agreements protecting health information as required under applicable law, including the Health Insurance Portability and Accountability Act. Lessee’s obligation to reimburse Lessor for any inspection permitted under Paragraph 6.4 or 32 shall only apply if Lessee is in Breach of the Lease and the inspection is undertaken pursuant to an exercise of Lessor’s remedies on account of such Breach.

7.1(a). In General. The fourth sentence of Paragraph 7.1(a) is hereby deleted in its entirety and replaced with the following: “Notwithstanding the foregoing or any provision in this Lease to the contrary (including, without limitation, Paragraph 7.2 below), excepting only Lessee’s obligations with respect to Base Building and Project Exterior Upgrades up to the full amount of the Maximum Base Building and Project Exterior Upgrades Contribution described under Section 2.6 above, (i) Lessee shall have no obligation to improve the condition of the Premises or keep the Premises, Utility Installations and Alterations in better order, condition and repair than as delivered by Lessor, (ii) Lessee’s obligations under this Paragraph 7.1(a) shall not extend to any structural element of the Building, including, without limitation the roof, and shall be solely limited to routine maintenance, repairs and replacements and shall not extend to any condition arising from any prior use of the Premises or Building predating Lessee’s use or occupancy of the Premises, and (iii) Lessee shall have no obligation to repaint the exterior of the Building during the Original Term.”

7.1(b) Service Contracts. Paragraph 7.1(b) is hereby deleted in its entirety and replaced with the following: “Lessee shall be responsible for, and have the right to procure and maintain direct contracts with a provider of Lessee’s choice for, the performance of any maintenance and repair and other services with respect to the Premises, including, without limitation, janitorial, and trash removal services. Lessee may also elect to perform usual and customary maintenance of the exterior areas of the Building, including exterior common areas, landscaping and the Parking Areas and entryways to the Building (“Exterior CAM Services”). To the extent such services are included as CAM Charges, Lessee shall be responsible for direct payment of all such CAM Charges to the third parties imposing same. If Lessee elects to have Lessor perform such Exterior CAM Services, the cost thereof shall be included in the Triple Net Expenses payable by Lessee to Lessor under this Lease, subject to all terms and provisions of this Lease applicable thereto.”

7.1(c). Failure to Perform. Paragraph 7.1(c) is hereby amended as follows: (i) 10 days is hereby increased to 30 days; and (ii) “115% of the cost thereof” is hereby replaced with “the actual cost thereof, provided that Lessor shall deliver to Lessee invoices evidencing such cost promptly following Lessee’s request therefor.”

7.1(d). Replacement. Paragraph 7.1(d) is hereby deleted in its entirety.

7.3(a). Definitions. The second sentence is hereby deleted and replaced with the following: “The term “Trade Fixtures” shall mean Lessee’s furniture, fixtures, machinery and equipment, including, without limitation, lab benches, fume hoods and back-up generators, all of which may be removed by Lessee at any time, so long as Lessee repairs any damage to the Premises caused by such removal to the extent required in connection with Lessee’s vacation of the Premises.”

7.3(b). Consent. Paragraph 7.3(b) is hereby amended as follows:

(a)	The second, third and fourth sentences of Paragraph 7.3(b) are hereby deleted in their entirety and replaced with the following:

“Lessee may, however, make any Alterations or Utility Installations to the Premises without such consent but upon notice to Lessor, so long as they will not adversely affect the Building structure or foundations. Any time Lessee proposes to make such Alterations or Utility Installations, Lessee shall provide Lessor with ten (10) days’ notice of the proposed Alterations or Utility Installations, together with the plans and specifications, and Lessor shall grant its approval within such ten (10) day period, unless Lessor reasonably determines that such Alterations or Utility Installations would adversely affect the structural integrity of the Building or would adversely affect the exterior appearance of the Premises. Lessee shall have the right to obtain financing with respect to any Trade Fixtures installed in the Premises. Lessor hereby agrees to reasonably cooperate with Lessee and its lender in connection with such financing, and, in the event of any termination of the Lease as a result of Lessee’s Breach, Lessor shall allow any such lender to enter the Premises and inspect or remove any Trade Fixtures financing by such lender, and shall execute any collateral access agreements or other documents reasonable requested by such lender.”

(b)	The last sentence of Paragraph 7.3(b) is hereby deleted in its entirety and replaced with the following: “Lessee shall be liable for the repair of any leaks or damage to the roof of the Building to the extent caused by Lessee’s installation of the Lessee Improvements thereon.”

7.3(c). Liens; Bonds. The fourth and fifth sentences of Paragraph 7.3(c) are hereby deleted in their entirety.

7.4(a). Ownership. The second sentence of Paragraph 7.4(a) is hereby deleted in its entirety.

7.4(b). Removal. The first sentence of Paragraph 7.4(b) is hereby deleted in its entirety and replaced with the following: “Lessee may elect, in its sole discretion, to remove or to leave in place any Lessee Owned Alterations or Utility Installations at the expiration or earlier termination of the Lease subject to Lessee’s obligation to return the Premises to a condition in at least as good a condition as existed on the Start Date.”

7.4(c). Surrender; Restoration. Notwithstanding anything in this Lease to the contrary, Lessee will not have to remove or restore any alterations or improvements that existed in the Premises on the Start Date. Lessee’s surrender condition obligations shall be limited to delivering the Premises in broom-clean condition, and Lessee shall remove all debris and rubbish, and articles of personal property owned by Lessee or installed or placed by Lessee at its expense in the Premises, and Lessee shall repair at its own expense all damage to the Premises resulting from such removal; provided, however, Lessor hereby acknowledges that Lessee shall not be obligated to (A) remove any Alterations or Utility Installations, including the Lessee Improvements (as defined in the Work Letter), or (B) restore the Premises to the condition as when Lessee took possession thereof, and (ii) at Lessee’s sole option, all or any portion of any built-in furniture, fixtures and equipment installed by Lessee which are affixed to the Premises, including Trade Fixtures (the “Affixed FF&E”), may remain in the Premises upon the expiration or termination of the Lease, in which case any such Affixed FF&E shall be and become the property of Lessor; provided, however, to the extent Lessee elects to remove any such Affixed FF&E, Lessee shall repair at its own expense all damage to the Premises resulting from such removal.

8.3(a). Property Insurance - Building and Improvements. The last sentence of Paragraph 8.3(a) is hereby amended to increase the deductible amount from $1,000 to $5,000.

8.4. Lessee Property; Business Interruption Insurance. Paragraphs 8.4(a) and 8.4(b) are hereby deleted in their entirety.

8.5. Insurance Policies. Paragraph 8.5 is hereby amended as follows: (i) the following language is hereby added at the end of the second sentence: “provided, however, so long as Lessee complies with the terms of this Lease, Lessee shall be deemed to be in compliance with the foregoing”; and (ii) the language “Lessee shall, at least 10 days prior to” is hereby replaced with “Lessee shall endeavor to, prior to”.

8.9. Failure to Provide Insurance. Paragraph 8.9 is hereby deleted in its entirety.

9.6. Abatement of Rent; Lessee’s Remedies. Paragraph 9.6 is hereby deleted and replaced with the following:

“Notwithstanding any provision in the Lease to the contrary, including, without limitation, Paragraph 11, if Lessee is prevented from using the Premises or any portion thereof, for five (5) consecutive days as a result of (a) any damage or destruction thereto; (b) any repair, maintenance or alteration performed by Lessor after the Commencement Date; (c) any failure to provide services or access to the Premises; (d) an eminent domain proceeding; or (e) the presence of any Hazardous Substances which were not released by Lessee or its agents or affiliates, then Rent shall be abated or reduced, as the case may be, after expiration of such five-day period for such time that Lessee continues to be so prevented from using the Premises or portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using bears to the total rentable area of the Premises. Notwithstanding any provision in the Lease to the contrary, in no event shall any such abatement or reduction be limited to the amount of Rental Value insurance proceeds or other proceeds received.

10.2. Payment of Taxes. Paragraph 10.2 is hereby amended as follows: (i) “due at least 20 days” is hereby deleted from the first sentence; and (ii) the eighth sentence is hereby deleted in its entirety.

10.3. Joint Assessment. Paragraph 10.3 is hereby amended to delete “conclusively determined” and replace same with “reasonably determined”.

12.1. Lessor’s Consent Required. Paragraphs 12.1 is hereby deleted in its entirety and replaced with the following:.

“(a) Lessee may assign or sublease at any time upon receipt of Lessor’s consent, which consent shall not be unreasonably withheld or delayed beyond ten (10) days after Lessor’s receipt of Lessee’s request, to any assignee or sublessee that is comparable in quality to Lessee (“Comparable Lessees”) leasing or subleasing space in buildings of comparable size and permitted uses to the Building in the Carlsbad, California submarket (“Comparable Buildings”) and that will use the Premises in a manner generally comparable to the use of comparable space in the Building or Comparable Buildings by Comparable Lessees.

(b) Lessee may assign the Lease at any time, or sublease all or part of the Premises, without receipt of Lessor’s consent, to any entity which acquires all or part of Lessee, or which is acquired in whole or in part by Lessee, or which is controlled directly or indirectly by Lessee, or which entity controls, directly or indirectly, Lessee (“Affiliate”), or which owns or is owned by the Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease.

(c) To the extent that Lessee enters into an assignment of the Lease or enters into a sublease for all of the Building, Lessor, if it grants its consent to such assignment or sublease, which consent shall not be unreasonably withheld, conditioned or delayed, shall also simultaneously execute and deliver a recognition agreement pursuant to which Lessor shall agree that in the event Lessee is in Breach under the Lease, the assignment or the sublease shall be recognized as a direct lease between Lessor and the assignee or the sublessee on the terms and conditions of the assignment or sublease to the extent not inconsistent with this Lease and at a rent equal to the higher of the rent under the Sublease or the rent under this Lease.

(d) Lessee may allow any person or company which is a client or customer of Lessee or which is providing service to Lessee or one of Lessee’s clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy and as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 12.

(e) As a condition to Lessor’s consent to any assignment of this Lease by Lessee for which Lessor’s consent is required hereunder, whereby as part of such assignment, Lessee desires to be expressly released by Lessor from all future liability under this Lease, Lessor may require reasonable evidence that the assignee in such assignment shall have the financial wherewithal to perform the obligations of Lessee assumed by such assignee under this Lease.”

13.1. Default; Breach. Paragraph 13.1 is hereby modified to delete any references to “Rules” or “Regulations” and Paragraphs 13.1(a) through (e), (g) and (h) are hereby deleted in their entirety and the following provisions are hereby inserted therein as new subparagraphs (a) and (b):

“(a) Nonpayment of Rent. Failure to pay any installment of Base Rent due and payable hereunder, upon the date when payment is due, such failure continuing for a period of ten (10) business days after written notice of such failure; or

(b) Other Obligations. Failure to perform any obligation, agreement or covenant under the Lease, other than Lessee’s obligation to pay Base Rent, such failure continuing for thirty (30) calendar days after written notice of such failure or such longer period as is reasonably necessary to remedy such failure, provided that Lessee shall continuously and diligently pursue such remedy until such failure is cured.”

13.3. Inducement Recapture. Paragraph 13.3 is hereby deleted in its entirety.

13.6. Breach by Lessor. The first sentence of Paragraph 13.6(a) is hereby amended to delete “less than 30 days” and replace same with “more than 30 days”. All language in Paragraph 13.6(b) beginning with “provided, however” through the rest of the sentence is hereby deleted in its entirety.

15. Brokerage Fees. Paragraphs 15.1, 15.2 and 15.3 are hereby deleted in their entirety.

16. Estoppel Certificates. Paragraph 16(c) is hereby amended to add the following sentence at the end thereof: “To the extent that Lessee’s stock is publicly traded on any national stock exchange, Lessee shall have no obligation to deliver any financial statements to Lessor or its lender.”

20. Limitation on Liability. Paragraph 20 is hereby amended to add the following sentence at the end thereof: “Notwithstanding the foregoing, all insurance proceeds shall be made available for satisfaction of Lessor’s liability, and in no event shall such limitation on liability extend to any Rent abatement.”

25. Disclosures Regarding the Nature of a Real Estate Agency Relationship. Paragraph 25 is hereby deleted in its entirety.

26. No Right To Holdover. Notwithstanding anything to the contrary in Paragraph 26 of the Lease, Lessee shall be entitled to hold over in the Premises for a period not to exceed three (3) months, and Rent payable by Lessee under the Lease shall be at the a rate equal to 110% of then-applicable Base Rent for such period. Holdover Rent shall increase to 150% in the event such holdover extends to a fourth month and thereafter.

30.3. Non-Disturbance. The second and third sentences of Paragraph 30.3 are hereby deleted and replaced with the following: “Lessor shall exercise commercially reasonable efforts to obtain and deliver to Lessee a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises within fifteen (15) days following full execution of this Lease. In the event Lessor fails to timely provide such Non-Disturbance Agreement, Lessee shall have the right, exercisable at any time thereafter, to give ten (10) business days’ written notice to Lessor terminating the Lease. In such event, the Lease shall terminate and Lessor shall reimburse Lessee all of Lessee’s out-of-pocket costs incurred in connection with the design and construction of any Lessee improvements and Lessee’s legal fees incurred in connection with the review and negotiation of the Lease. All Non-Disturbance Agreements shall preserve and honor any offset rights of Lessee under this Lease, including those earned and unapplied for periods prior to any holder’s succession to the interest of Lessor under the Lease pursuant to any Security Device.”

30.4. Self-Executing. Paragraph 30.4 is hereby deleted in its entirety.

37. Guarantor. Paragraphs 37.1 and 37.2 are hereby deleted in their entirety.

39. Options. Paragraphs 39.1, 39.2, 39.3 and 39.4 are hereby deleted in their entirety and replaced with the following: “All options granted to Lessee under this Lease may be transferred to and exercised by any Affiliate or permitted assignee of the entirety of the Lease. Any option may be exercised by Lessee or such other permitted person, provided no Breach exists or is continuing at the time of exercise of the option or, with respect to options to extend the Term, at the commencement of the option term”.

41. Security Measures. The following is hereby added to Paragraph 41: “Lessee shall be entitled, at its sole cost, to install its own security systems for the Premises and Building.”

42. Reservations. Paragraph 42 is hereby deleted in its entirety and replaced with the following: “Lessor shall have no right to consent, suffer or agree to any easement, grant of covenant, condition or restriction, or dedications that affected the Premises or Building without the prior written consent of Lessee in each such instance, which consent may be withheld in Lessees discretion if Lessee reasonably determines that such action by Lessor would adversely affect Lessee’s use or occupancy of the Premises, the Building, any parking areas servicing the Premises or the Building (“Parking Areas”), or any access, ingress or egress, to or from the Premises or the Building. Lessor shall cooperate with Lessee, at no material cost to Lessor, in the establishment of reciprocal rights of access to and from the Premises and Lessee’s adjacent premises, and shall enter into such instruments and agreements as provided for such reciprocal access, provided no such instruments or agreements shall bind Lessor, the Building or the Premises for periods exceeding the Term. Lessee shall be solely responsible for performance of all obligations incurred under any such instruments or agreements.”

B. First Addendum. The First Addendum is hereby modified as follows:

51. Condition of Premises. Paragraph 51 as set forth on the First Addendum is hereby deleted in its entirety and replaced with the following: “The Premises are being delivered by Lessor in their “as-is” condition subject to all the terms and provisions of the Lease. The construction of the initial Lessee improvements by Lessee shall be subject to the terms and provisions of Paragraph 7.3 of the Lease; provided, however, in no event shall Lessor be entitled to any fee for supervision, profit, overhead or general conditions in connection with the construction of any Alterations or Utility Installations, including the initial Lessee improvements.”

52. Rental Abatement. Paragraph 52 as set forth on the First Addendum is hereby modified to change the title thereof to read: “Base Rent Adjustments/Rental Abatement:” and the following is hereby added to said Paragraph:

“Base Rent shall be increased annually during the Term effective on each anniversary of the Commencement Date by three percent (3%).”

53. Property Management. Paragraph 53 as set forth on the First Addendum is hereby deleted in its entirety.

C. Second Addendum. The Second Addendum is hereby modified as follows:

52. Option(s) to Extend. Subparagraphs A(ii) and A(iv) of Paragraph 52 (sic) as set forth on the Second Addendum attached to the Lease are hereby deleted in their entirety.

D. Additional Provisions. The following provisions are hereby added to the Lease:

1. Consents and Approvals. Any time the consent or approval of Lessor is required under the Lease, such consent or approval, as the case may be, shall not be unreasonably withheld, conditioned or delayed.

2. Response Period. In every provision in the Lease requiring Lessee to respond or perform an obligation within 10 or fewer days, “day” shall be deemed to mean “business day”.

3. Rules and Regulations. Lessor agrees that Lessee shall not be bound by any Rules and Regulations so long as the Premises which are subject to the Lease comprise the entirety of the Building. In the event the Lease covers less than the entirety of the Building, the Rules and Regulations shall not be changed, revised or enforced in any unreasonable way by Lessor, nor modified or added to by Lessor in such a way as to interfere with Lessee’s Agreed Use of the Premises set forth in the Lease.

4. Access to Premises and Parking. Lessee shall be granted access to the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year. Lessee and Lessee’s employees shall have the right to utilize Lessee’s parking privileges on the Premises for any period of time for the purpose of storing their vehicles, including company vehicles which may be left in the Parking Areas at all times, and to leave their vehicles overnight when Lessee’s employees are on business trips or vacations. All Parking Areas shall be for the exclusive use of Lessee.

5. When Payment Is Due. Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly,” “upon” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due twenty (20) days after the party which is entitled to such payment sends written notice to the other party demanding such payment.

6. Lessor Bankruptcy Proceeding. In the event that the obligations of Lessor under the Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Lessor as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Lessee shall have the right to set off against Rent next due and owing under this Lease (a) any and all damages caused by such non-performance of Lessor’s obligations under the Lease by Lessor, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Lessor’s obligations under the Lease following any rejection of the Lease in accordance with Section 365 of the United States Bankruptcy Code.

7. Roof Rights. Lessee shall have the right to install and maintain on the Premises’ roof, equipment and satellite dishes (which shall, in Lessee’s sole discretion, be between one foot and ten feet in diameter as to the dish and up to fifteen square feet at the base) as necessary for Lessee’s communication and data transmission network and, subject to availability, equipment to meet Lessee’s excess HVAC needs, if any, provided that the location of such equipment and dishes shall be at a location designated by Lessor provided that such location will allow Lessee to transmit and receive reception without interference (“Interference Free Location”). If from time to time a location designated by Lessor which initially is acceptable to Lessee as an Interference Free Location, subsequently becomes unacceptable because of conditions that create interference, Lessor shall designate and make available to Lessee a new Interference Free Location; provided, however, the installation and any costs relating thereto, and the maintenance, repair, insurance obligations and liability with respect to such equipment and dishes, shall be borne completely by Lessee, but such use of space on the roof shall be without any Base Rent or other cost to Lessee. Lessee shall also have the right to install and run cables through the core of the building and shall have access to interior conduits and risers.

8. Right of First Refusal. Lessee and its Affiliates are hereby granted an ongoing right of first refusal to purchase the Premises during the Term and any renewal thereof.

(a) Procedure for Offer. Lessor shall notify Lessee (the “First Refusal Notice”) whenever Lessor receives a written “bona-fide third-party offer” to purchase the Premises which Lessor desires to accept. Pursuant to such First Refusal Notice, Lessor shall offer to sell the Premises to Lessee. The First Refusal Notice shall describe the material business terms upon which Lessor is willing to sell the Premises, which terms shall be consistent with the terms of the bona-fide third-party offer.

(b) Procedure for Acceptance. If Lessee wishes to exercise Lessee’s right of first refusal described in the First Refusal Notice, then within ten (10) business days of delivery of the First Refusal Notice to Lessee (the “Exercise Period”), Lessee shall deliver notice to Lessor of Lessee’s exercise of its right of first refusal on the terms contained in such First Refusal Notice. If Lessee accepts the terms of the First Refusal Notice, both parties shall negotiate diligently and in good faith any requisite documentation to finalize the proposed transaction.

9. Third Party Negotiation: Reinstatement. If Lessee does not so notify Lessor within such ten (10) business day period of Lessee’s exercise of its first refusal right, then Lessor shall be free to negotiate and enter into a purchase agreement with the party that made the bona-fide third-party offer to Lessor, on any terms Lessor desires; provided, however, (i) if the terms of Lessor’s proposed lease to such third party are more than five percent (5%) more favorable to the third party than those terms proposed by Lessor in the First Refusal Notice, then before entering into such purchase agreement, Lessor shall notify Lessee of such materially more favorable terms and Lessee shall have the right to purchase the Premises upon such materially more favorable terms by delivering written notice thereof to Lessor within ten (10) business days after Lessee’s receipt of Lessor’s notice, (ii) in the event Lessor fails to sell and transfer title of the Premises to such third party within ninety (90) days following the expiration of the Exercise Period, Lessor shall again be obligated to deliver a First Refusal Notice to Lessee, and Lessee shall again have the right to purchase the Premises, in accordance with the terms of this Paragraph, and (iii) in the event Lessor sells the Premises to such third party within ninety (90) days following the expiration of the Exercise Period, then Lessor shall, within thirty (30) days following the expiration of such 90-day period, deliver written notice to Lessee setting forth the date of sale and stating that Lessor’s sale of the Premises complies with the terms of this Paragraph.

10. Environmental Condition.

(a) Base Line Study. At any time during the period following full execution of the Lease and August 31, 2009, Lessee shall have the right to conduct a Phase I Environmental Assessment (the “Base Line Study”) with respect to the Premises in accordance with ASTM Standard E 1257-05 which, pursuant to such standard, shall not include any surface or subsurface testing on the Premises. The Base Line Study shall assess the condition of the Premises as it exists prior to any occupancy thereof by Lessee and shall be completed by Lessee at its sole cost. Lessee shall deliver a copy of the Base Line Study to Lessor upon its completion. If the Base Line Study reveals any Hazardous Substance contamination, Lessor shall promptly remediate or remove such contamination in its entirety, all at Lessor’s sole cost and expense.

(b) Exit Study. Lessee and Lessor shall jointly conduct an exit environmental assessment (the “Exit Study”) substantially the same in scope as the Base Line Study and conducted by a mutually acceptable environmental consultant having not less than the same standard of qualifications as the consultant who prepared the Base Line Study. The cost of the preparation of the Exit Study shall be shared equally by Lessee and Lessor. The Exit Study shall be conducted not earlier than fifteen (15) days prior to Lessee’s vacation of the Premises. In the event the Exit Study reveals contamination not described in the Base Line Study, then, Lessee shall promptly remediate or remove such contamination in its entirety at Lessee’s sole cost and expense. In the event that the Exit Study does not reveal any contamination, Lessee shall automatically be released from and against any and all losses, claims and damages with respect to any Hazardous Substances on or about the Premises, and Lessor shall indemnify, defend and hold harmless Lessee from and against all such claims. Lessor hereby agrees to execute any additional documents in connection with the foregoing as may be requested by Lessee, including, without limitation, a Civil Code Section 1542 waiver in favor of Lessee.

11. No Consequential Damages. Notwithstanding any contrary Lease provision, Lessor and Lessee hereby waive all right all rights to consequential, indirect and punitive damages (including, without limitation, damages for lost profits and lost opportunities) arising in connection with the Lease or the Premises, or any repairs, maintenance, alteration or improvement in or to any portion thereof.

12. Triple Net Payments. Lessee’s obligations for triple net expenses under the Lease with respect to the Premises (“Triple Net Expenses”) shall not include the following:

(a)	Any ground lease rental;

(b)	Costs incurred by Lessor for items of repair which are responsibility of Lessor under the Lease;

(c)	Building or Premises costs incurred due to the violation by Lessor of Applicable Requirements, which violation is not due to a Breach of the Lease by Lessee;

(d)	Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(e)	Costs arising from the negligence or fault of Lessor or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Lessor or its agents;

(f)	Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to Capital Expenditures, any and all costs arising from the presence of Hazardous Substances (as defined by Applicable Requirements in effect on the date the Lease is executed) in or about the Premises including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises by Lessee;

(g)	Costs arising from latent defects in the base, shell or core of the building or improvements installed by Lessor or repair thereof; and

(h)	Any increase of, or reassessment in, real property taxes and assessments in excess of two percent (2%) of the taxes for the previous year, resulting from either (l) the initial sale, transfer, or other change in ownership of the Premises during the Term or from major alterations, improvements, modifications or renovations to the Premises made by Lessor, or (2) any action, including, without limitation, judicial action or action by initiative, which serves to repeal, modify and/or limit the application of Article XIIIA of the California Constitution (otherwise known as Proposition 13); provided, however, any increase in the assessed real property tax value of the Premises due to Lessee’s completion of the Lessee Improvements shall be included in real property taxes and assessments for which Lessee is responsible under the Lease.

13. Statement of Triple Net Expenses.

(a) Lessor shall give to Lessee by May 1 of each year during the Term, a statement (the “Statement”) which shall state in detail any Triple Net Expenses and Real Property Taxes incurred or accrued for such preceding year. Upon receipt of the Statement for each year commencing or ending during the Term, Lessee shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Triple Net Expenses or Real Property Taxes for such year, less the amounts, if any, paid during such year as estimated Triple Net Expenses or Real Property Taxes, and if Lessee paid more as estimated Triple Net Expenses or Real Property Taxes than the actual Triple Net Expenses or Real Property Taxes (an “Excess”), Lessee shall receive a credit in the amount of such Excess against Rent next due under this Lease. Even though the Term has expired and Lessee has vacated the Premises, when the final determination is made of the Triple Net Expenses or Real Property Taxes for the year in which this Lease terminates, if the amount of the actual Triple Net Expenses or Real Property Taxes is greater than the amount of estimated Triple Net Expenses or Real Property Taxes previously paid by Lessee to Lessor, Lessee shall, within thirty (30) days after receipt of the Statement, pay to Lessor such amount, and if Lessee paid more as estimated Triple Net Expenses or Real Property Taxes than the actual Triple Net Expenses or Real Property Taxes (again, an Excess), Lessor shall, within thirty (30) days, deliver a check payable to Lessee in the amount of such Excess. The provisions of this Paragraph shall survive the expiration or earlier termination of the Lease. Notwithstanding the immediately preceding sentence, Lessee shall not be responsible for any Triple Net Expenses or Real Property Taxes attributable to any year which are first billed to Lessee more than one (1) calendar year after the Expiration Date.

(b) Upon Lessee’s written request, Lessor shall furnish Lessee with such reasonable supporting documentation in connection with said Triple Net Expenses or Real Property Taxes as Lessee may reasonably request. Lessor shall provide said information to Lessee within thirty (30) days after Lessee’s written request therefor. Within ninety (90) days after receipt of a Statement by Lessee and receipt by Lessee of all supporting documentation requested by Lessee (the “Review Period”), if Lessee disputes the amount of additional Rent set forth in the Statement, an independent certified public accountant, designated and paid for by Lessee (“Lessee’s Accountant”), may, after reasonable notice to Lessor and at reasonable times, inspect Lessor’s records with respect to the Statement at Lessor’s offices. Lessee’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Lessee’s approval of such Statement. If after such inspection, Lessee still disputes such Additional Rent, a determination as to the proper amount shall be made, at Lessee’s expense, by an independent certified public accountant (the “Accountant”) selected by Lessor and subject to Lessee’s reasonable approval, and such determination shall be binding on the parties; provided, however, if such determination by the Accountant proves that Common Area Triple Net Expenses were overstated by more than five percent (5%), then the cost of Lessee’s Accountant, the Accountant and the cost of such determination shall be paid for by Lessor.

14. Eminent Domain. In the event that the Premises or such portion thereof as shall interfere with Lessee’s use and occupancy thereof shall be either (a) taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation, or eminent domain, or (b) sold to prevent such taking, Lessee is granted the right to recover from the condemning authority one hundred percent (100%) of the “Bonus Value” of the leasehold estate which shall be equal to the difference between the rental rate payable by Lessee under the Lease and the rate established by the condemning authority as an award for compensation purposes, together with any amount Lessee is able to obtain from the condemning authority for any award or compensation attributable to the taking or purchase of Lessee’s property, chattels, or trade fixtures, or attributable to Lessee’s relocation expenses.

15. Late Penalties; Interest. No late penalty on amounts due from Lessee shall exceed 5% and no interest on amounts due (the “Interest Rate”) shall exceed the lesser of: (i) the Prime Rate announced in The Wall Street Journal on the day such interest commences plus two percent (2%); and (ii) the highest rate permitted by applicable law.

16. Lessee Improvements. Lessee’s construction of the Lessee Improvements shall be subject to the terms and conditions of the Work Letter.

17. Public Filing. Lessor hereby acknowledges that Lessee may be required to file a copy of the Lease with the Securities and Exchange Commission, and hereby consents to such filing of the Lease on a public basis and agrees to extend all reasonable cooperation to Lessee in connection with such filing.

18. Arbitration. The provisions of this Section (the “Arbitration Provision”) shall contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements, including whether any particular matter constitutes, or with the passage of time would constitute, a Default, Breach or other event of default (“Event of Default”). The parties shall irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Arbitration Provision. Any and all attempts to circumvent the provisions of this Arbitration Provision shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration to determine whether it would, with the passage of time, constitute an Event of Default, such passage of time shall not commence to run until any such affirmative determination, so long as it is simultaneously determined that the challenge of such matter as a potential Event of Default was made in good faith, except with respect to the payment of money. With respect to the payment of money, such passage of time shall not commence to run only if the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating why the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in the following:

(a) Arbitration Panel. Within ten (10) days after delivery of written notice (“Notice of Dispute”) of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each: (i) appoint one (1) lawyer actively engaged in the licensed and full time practice of law, specializing in real estate, in the

County of Carlsbad for a continuous period immediately preceding the date of delivery (“Dispute Date”) of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this Arbitration Provision (“Acceptance”) to the other parties hereto. The party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer’s position on the issue which is the subject of the dispute. In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, “Arbitration Panel”) of the same qualification and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties. In the event that agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of San Diego or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of San Diego, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Arbitration Provision as if such replacement was an initial appointment to be made under this Arbitration Provision within the time constraints set forth in this Arbitration Provision, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

(b) Duty. Consistent with the provisions of this Arbitration Provision, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Arbitration Provision.

(c) Authority. The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in the Lease to the extent not prohibited by law, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award consequential damages to either party and shall not award punitive damages except in situations involving knowing fraud or egregious conduct condoned by, or performed by, the person who, in essence, occupies the position which is the equivalent of the chief executive officer of the party against whom damages are to be awarded), the awarding of reasonable attorneys’ fees and costs to the prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, and the issuance of injunctive relief. If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Event of Default will be deemed to have occurred, unless the Event of Default pertained to the non payment of money by Lessee or Lessor, and Lessee or Lessor failed to make such payment under protest.

(d) Appeal. The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

(e) Compensation. Each member of the Arbitration Panel (i) shall be compensated for any and all services rendered under this Addendum Provision at a rate of compensation equal to the sum of (a) Two Hundred Fifty Dollars ($250.00) per hour and (b) the sum of Fifteen Dollars ($15.00) per hour multiplied by the number of full years of the expired Term under the Lease, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the non-prevailing party as determined by the Arbitration Panel in its sole and absolute discretion.

(f) Awards. In the event any monetary award of the Arbitration Panel in favor of Lessee which requires the payment of any sums to Lessee is not paid by Lessor within the time period set by the Arbitration Panel for such payment, Lessee shall be entitled to offset the entire amount of such award together with interest thereon at the Interest Rate against Rent next due until such amounts are paid in full.

19. Entire Agreement. There are no oral agreements between the parties hereto affecting this Addendum and the Lease, and the Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Lessor to Lessee with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, and the exhibit attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease may be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. This Lease may be executed in multiple counterparts, which, when taken together, shall constitute a single document.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have entered into this Third Addendum to Lease as of the date first written above.

LESSEE:		LESSOR:

GENOPTIX, INC, a Delaware corporation		REYNOLDS FAMILY TRUST

By:		By:	/s/ Ron Reynolds
Name:	Tina S. Nova Ph. D.	Name:	Ron Reynolds
Title:	President & CEO	Title:	Owner

EXHIBIT “A”

WORK LETTER AGREEMENT

This WORK LETTER AGREEMENT (“Work Letter”) is being entered into as of June 1, 2009, by and between the Reynolds Family Trust (“Lessor”), and Genoptix, Inc., a Delaware corporation (“Lessee”), in connection with the execution of that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net dated as of June 1, 2009 by and between Lessor and Lessee, as addended by a certain Addendum dated as of June 1, 2009, and a certain Option(s) to Extend Standard Lease Addendum dated as of June 1, 2009 (collectively, the “Lease”), which parties hereby agree as follows:

A. General. All initial tenant improvements to the Premises, including the Generator Equipment (as defined below) and Connection Cabling (as defined below) (collectively, the “Lessee Improvements”) shall be constructed pursuant to this Work Letter by Lessee, at Lessee’s cost. Lessor shall cause the Premises to be delivered in the condition required under Section 2.2 of the Lease. All initially capitalized terms which are used but not otherwise defined herein shall have the same meanings ascribed to them in the Lease. When work, services, consents or approvals are to be provided by or on behalf of Lessor, the term “Lessor” shall include Lessor’s employees and agents.

1. Generator and Underground Cabling. As part of the Lessee Improvements, Lessee shall have the right to install (i) a diesel back-up generator, generator pad, and all related equipment and conduit and cabling (collectively, the “Generator Equipment”) on the exterior of the Premises, and (ii) underground conduit and cabling at the Premises connecting the Building to the adjacent premises leased by Lessee (“Connection Cabling”), and subject to the terms of this Work Letter, Lessor hereby approves the installation of the Generator Equipment and the Connection Cabling. At the expiration or earlier termination of the Lease, Lessee shall cut the Connection Cabling at the property line between the Premises and the adjacent property; provided, however, notwithstanding any provision in the Lease to the contrary, Lessee shall not have any obligation to remove the Connection Cabling from the Premises.

2. Definitions of Lessor Delay. The term “Lessor Delay” as used in this Work Letter shall mean any delay in the completion of the Lessee Improvements which is due to any act or omission of Lessor (wrongful, negligent or otherwise), or its agents or contractors, including (i) delay in the giving of authorizations or approvals by Lessor, and (ii) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Lessor, its agents or contractors, where such acts or failures to act delay the completion of the Lessee Improvements.

3. Base Rent Abatement for Lessor Delay. In the event of any Lessor Delay, Lessee shall be entitled to an abatement in Base Rent for each day of Lessor Delay.

B. Preparation of Plans and Construction Schedule and Procedures. Delivery of all plans and drawings referred to in this Paragraph shall be by overnight courier or messenger service, unless otherwise agreed by Lessor and Lessee. Lessee shall arrange for the construction of the Lessee Improvements in accordance with the following schedule:

1. Selection of Architect. Lessor hereby consents to Ferguson Pape Baldwin Architects as Lessee’s architect (“Architect”).

2. Preparation of Working Drawings. Lessee shall submit to Lessor drawings prepared by the Architect (“Working Drawings”), which shall comply with all Applicable Requirements, contain all such information as may be required for the construction of the Lessee Improvements, including engineering drawings, and contain all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, roof installations, reflected ceiling plans, equipment locations, and special security systems to be installed in the Building and the Premises.

3. Lessor’s Approval. Lessor shall approve the Working Drawings, within three (3) business days after receipt of same or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Working Drawings in order to correct any (i) adverse affect on the structure of the Building, or (ii) non-compliance with applicable codes (each, a “Design Problem”), and shall return the Working Drawings to Lessee. Lessee shall make the minimum changes necessary in order to correct any such Design Problem and shall return the Working Drawings to Lessor, which Lessor shall approve or disapprove within two (2) business days after Lessor receives the revised Working Drawings. Lessee agrees and understands that the review of the Working Drawings pursuant to this Work Letter by Lessor is solely to protect the interests of Lessor in the Building and the Premises, and Lessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such Working Drawings or the compliance of such Working Drawings with Applicable Requirements.

C. Contractor. Lessor hereby consents to Reno Contracting as Lessee’s contractor (“Contractor”).

D. Change Orders. In the event that Lessee requests any changes to the Working Drawings, Lessor shall not unreasonably withhold its consent to any such changes, and shall grant its consent to such changes within one (1) business day after Lessor’s receipt of same, provided the changes do not create a Design Problem.

E. No Fee to Lessor. Lessor shall receive no fee for supervision, profit, overhead or general conditions in connection with the Lessee Improvements.

F. No Miscellaneous Charges. Neither Lessee nor the Contractor shall be charged for, and Lessor shall provide, parking (to the extent parking is available) for Lessee’s architects, designers, contractors and subcontractors (including those people working on the Lessee Improvements).

G. Life-Fire Safety Codes/Disabled Access Codes/ Earthquake Safety Codes. Subject to Lessee’s obligations with respect to Base Building and Project Exterior Upgrades up to the full amount of the Maximum Base Building and Project Exterior Upgrades Contribution described under Section 2.6 of the Lease, in the event that, because the Premises and/or the Building as initially constructed do not comply with current Applicable Requirements, including life-fire safety codes, disabled access codes (including, without limitation, the Americans with Disabilities Act), and/or earthquake safety codes, Lessee incurs increased design or construction costs that it would not have incurred had the Premises and/or the Building already been in compliance with such

Applicable Requirements, as the same are applicable to new construction, then such costs shall be either: (i) reimbursed by Lessor to Lessee within ten (10) business days after receipt by Lessor from Lessee of an invoice documenting and evidencing such increased costs; or (ii) subject to a Rent credit offset in favor of Lessee in the full amount of such costs, together with interest thereon at the Interest Rate until the full amount has been offset, such election to be deemed made by Lessor if payment of such amounts is not made to Lessee within said 10-business day period. Any delay in the design or construction of the Lessee Improvements because of the non-compliance of the Building and/or the Premises with the Applicable Requirements shall constitute a Lessor Delay. In the event such non-compliance of Building and/or Premises with current Applicable Requirements is due to Lessee’s particular contemplated use of the Premises and such compliance would not be required for any tenant’s use or occupancy of the Premises without regard to such tenant’s particular use of the Premises, then Lessee shall bear the cost of compliance with such Applicable Requirements

H. Unions. Lessee, in the exercise of its sole discretion, may utilize union or nonunion contractors and/or subcontractors.

IN WITNESS WHEREOF, the parties have entered into this Work Letter as of the date first written above.

LESSEE:		LESSOR:

GENOPTIX, INC, a Delaware corporation		REYNOLDS FAMILY TRUST

By:		By:	/s/ Ron Reynolds
Name:	Tina S. Nova Ph. D.	Name:	Ron Reynolds
Title:	President & CEO	Title:	Owner